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                         [DYKEMA GOSSETT LETTERHEAD]




                                                                     EXHIBIT 5.1

                                  May 21, 1996


Nematron Corporation
5840 Interface Drive
Ann Arbor, Michigan 48103

                 Re:      Registration Statement on Form S-2

Gentlemen:

                 We have acted as counsel for Nematron Corporation, a Michigan corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-2 (the "Registration Statement") relating to the offering by the Company through First of Michigan Corporation, as representative of the several underwriters, in the manner described in the Registration Statement, of up to 1,150,000 shares of the Company's common stock ("Common Stock").

                 In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

                 Based upon the foregoing, we are of the opinion that:

                 1. The Company has been duly incorporated and is in good standing under the laws of the State of Michigan.

                 2. The shares of Common Stock to which the Registration Statement relates will be, when issued in the manner specified in the Registration Statement, legally issued, fully paid and non-assessable.

                 We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules or regulations thereunder or that this consent is required by
Section 7 of the Act.

                                                          Very truly yours,

                                                          DYKEMA GOSSETT PLLC



                                                          Mark A. Metz